Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com	Epsilon Jessica Simon – Media 212.457.7135 jsimon@epsilon.com

PATAGONIA SIGNS MULTIYEAR RENEWAL AGREEMENT WITH ALLIANCE DATA’S EPSILON FOR DATABASE MARKETING SERVICES

DALLAS (May 31, 2012) – Patagonia, a leading designer of core outdoor, surf and sport-related apparel, equipment, footwear and accessories, has renewed its long-standing partnership with Epsilon, a subsidiary of Alliance Data Systems Corporation (NYSE: ADS) and a leading provider of loyalty and marketing solutions derived from transaction-rich data. Epsilon will continue to provide comprehensive database marketing services designed to give Patagonia a better understanding of customers and improve cross-channel marketing campaign results.

An Epsilon client since 2004, Patagonia is noted internationally for its commitment to authentic product quality and environmental activitism. Based in Ventura, Calif., and with sales of over $500 million in 2011, the company incorporates environmental responsibility into product development.

 Under the terms of the multiyear renewal agreement, Epsilon will continue to host and manage Patagonia’s customer marketing database, which features millions of records including transactional, contact, product, promotional, email response and web referral information. Epsilon will also provide data hygiene services to help Patagonia consolidate disparate customer data into singular records and increase marketing efficiency. The Epsilon designed retail solution ties consumer, transactional and promotional data together, providing Patagonia with a complete 360-degree view of the customer. This holistic view of the customer allows Patagonia to effectively target their direct mail and email campaigns with the appropriate message for a given customer based on their preferences and behaviors and then complete a response analysis to monitor the success of campaigns and modify the segmentation if necessary.

“At Patagonia we are obsessed with making the best product and providing the best service for our customers and Epsilon plays a critical role in building and maintaining long term customer relationships,” said Ben Stefanski, Director of Catalog and Online Sales at Patagonia. “We value our relationship with Epsilon and have relied on their team for over a decade to help us understand and communicate with our customers more effectively through a variety of channels.”

“We are extremely proud of the longevity of our relationship with Patagonia. They continue to challenge us to think outside the box and work together to deepen the relationships they have with their customers,” said Bryan Kennedy, CEO of Epsilon. “Patagonia is one of the most well-respected and environmentally responsible brands in the world. Their customers believe in the brand and are truly connected to what it represents, therefore it’s important that Patagonia cultivates and maintains a strong relationship with its customers, and we are excited to continue to be a part of that process.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 3,500 associates in 37 offices worldwide. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

About Patagonia
Patagonia, Inc., based in Ventura, California, is a leading designer of core outdoor, surf and sport-related apparel, equipment, footwear and accessories. With sales last year of $540M, the company is noted internationally for its commitment to authentic product quality and environmental activism, contributing over $43M in cash and in-kind donations to date. Incorporating environmental responsibility into product development, the company has, since 1996, used only organically grown cotton in its clothing line. Committed to making its products landfill-free, the company’s entire product line is recyclable thorough its Common Threads Initiative. The company also advocates corporate transparency through its interactive website, The Footprint Chronicles, which outlines the environmental and social footprint of individual products. Patagonia was featured as The Coolest Company on the Planet on Fortune Magazine’s April 2007 cover.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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